UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to Rule 14a-12

MOVANO INC.
(Name of Registrant as Specified in its Certificate of Incorporation)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

6800 Koll Center Parkway
Pleasanton, CA 94566
November 24, 2025
Dear Stockholder:
You are cordially invited to attend the special meeting of stockholders of Movano Inc. to be held at 1:00 p.m., Pacific Time, on December 16, 2025. The special meeting will be held solely by means of remote communication. The virtual meeting technology we employ provides expanded access, improved communication and cost savings for our stockholders. You will be able to attend the special meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOVE2025SM. You will also be able to vote your shares electronically at the special meeting. Additional information on how to participate in the special meeting can be found beginning on page 4 of the accompanying Proxy Statement.
Details of the business to be conducted at the special meeting are provided in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed is a proxy card. On or about November 24, 2025, we are mailing to our stockholders of record paper copies of the Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website.
We look forward to your participation in the special meeting by attending via remote communications or by submitting your proxy. Further details regarding the matters to be acted upon at the special meeting appear in the proxy materials and the accompanying Proxy Statement. Please give this material your careful attention.

Very truly yours,

/s/ John Mastrototaro

John Mastrototaro
Chief Executive Officer

MOVANO INC.
6800 Koll Center Parkway
Pleasanton, CA 94566

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on December 16, 2025
To the Stockholders of Movano Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Movano Inc., a Delaware corporation, will take place at 1:00 p.m. Pacific Time, on December 16, 2025. The special meeting will be a virtual meeting, held solely by means of remote communications at www.virtualshareholdermeeting.com/MOVE2025SM for the following purposes:
1.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock pursuant to our ChEF Purchase Agreement with Chardan Capital Markets LLC entered into on November 6, 2025.

2.
To approve an amendment to our third amended and restated certificate of incorporation (the “Certificate of Incorporation”) increasing the number of authorized shares of common stock from 500,000,000 to 2,500,000,000 shares (and correspondingly increasing the total number of authorized shares of all capital stock of Movano Inc.).

3.	To approve an amendment to our Amended and Restated 2019 Omnibus Incentive Plan increasing the number of shares reserved for issuance thereunder by 500,000 shares.
4.
To approve an adjournment of the Special Meeting to a later date or dates, if determined to be necessary or appropriate by the chairman of the Special Meeting, including, without limitation, to solicit additional proxies to approve the proposals before the Special Meeting if there are insufficient votes to adopt such proposals at the time of the Special Meeting or to establish a quorum.

In accordance with U.S. Securities and Exchange Commission rules, we are furnishing these proxy materials via the internet. On or about November 24, 2025, we are mailing to our stockholders of record paper copies of the Proxy Statement and a form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. Only stockholders of record at the close of business on November 10, 2025, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Jeremy Cogan

Jeremy Cogan
Chief Financial Officer and Secretary

Pleasanton, California
November 24, 2025
This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about November 24, 2025.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
This Proxy Statement is available free of charge at
www.proxyvote.com.

MOVANO INC.
6800 Koll Center Parkway
Pleasanton, CA 94566
PROXY STATEMENT
The Board of Directors (the “Board”) of Movano Inc. (the “Company,” “Movano,” “we,” “us” or “our”) is providing these materials to you in connection with Movano’s upcoming special meeting of stockholders (together with any adjournment or postponement thereof, the “Special Meeting”). The Special Meeting will take place at 1:00 p.m. Pacific Time, on December 16, 2025 and will be held solely by means of remote communication at www.virtualshareholdermeeting.com/MOVE2025SM. This Proxy Statement and the form of proxy is being mailed to stockholders on or about November 24, 2025.

GENERAL INFORMATION
Why am I receiving these materials?
The Company is providing you this Proxy Statement and the accompanying Proxy Card, in connection with the Special Meeting or any adjournments or postponements thereof. The Special Meeting will take place at 1:00 p.m. Pacific Time, on December 16, 2025 and will be held solely by means of remote communication on the internet at www.virtualshareholdermeeting.com/MOVE2025SM. As a stockholder of the Company, you are cordially invited to attend the Special Meeting and are encouraged to exercise your right to vote on the matters described in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of the Company. We are mailing this Proxy Statement and the accompanying Proxy Card to our stockholders on or about November 24, 2025.
What is a proxy?
The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Special Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the Special Meeting. All shares represented by valid proxies received before the vote at the Special Meeting will be voted in accordance with the stockholder’s specific voting instructions.
What is included in these materials?
These materials include:
•	this Proxy Statement for the Special Meeting; and
•	a proxy card for the Special Meeting.
What items will be voted on at the Special Meeting?
There are four proposals scheduled to be voted on at the Special Meeting:
•
the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of more than 20% of our issued and outstanding common stock pursuant to our ChEF Purchase Agreement (the “Purchase Agreement”) with Chardan Capital Markets LLC (“Chardan”) entered into on November 6, 2025 (the “ChEF Share Issuance Proposal”);

•
the approval of an amendment to our certificate of incorporation (the “Certificate of Incorporation”) increasing the number of authorized shares of common stock from 500,000,000 shares to 2,500,000,000 shares (and correspondingly increasing the total number of authorized shares of all capital stock of the Company) (the “COI Amendment Proposal”); and

•
the approval of an amendment to our Amended and Restated 2019 Omnibus Incentive Plan (the “2019 Incentive Plan”) increasing the number of shares reserved for issuance thereunder by 500,000 shares (the “Incentive Plan Proposal”); and

•
the approval of the adjournment of the Special Meeting to a later date or dates, if determined to be necessary or appropriate by the chairman of the Special Meeting, including, without limitation, to solicit additional proxies to approve the proposals before the Special Meeting if there are insufficient votes to adopt such proposals at the time of the Special Meeting or to establish a quorum (the “Adjournment Proposal”).

What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•	FOR the ChEF Share Issuance Proposal;
•	FOR the COI Amendment Proposal; and
•	FOR the Incentive Plan Proposal; and
•	FOR the Adjournment Proposal;

When is the record date and who is entitled to vote?
Our Board set November 10, 2025 as the record date for determining the holders of shares of our common stock and Series A Preferred Stock entitled to notice of and to vote at the Special Meeting. Holders of record of shares of our common stock and Series A Preferred Stock as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the record date, there were (i) 834,857 shares of our common stock issued and outstanding and entitled to vote and (ii) 3,000 shares of our Series A Preferred Stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Special Meeting. Each share of our Series A Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such Series A Preferred Stock would be convertible into, subject to certain beneficial ownership limitations set forth in the certificate of designations for the Series A Preferred Stock. As of the record date, the Series A Preferred Stock were convertible into 87,694 shares of common stock.
You will need to obtain your own Internet access if you choose to attend the Special Meeting by means of remote communication and/or vote over the Internet. A complete list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the Special Meeting for a period of ten days ending on the day before the date of the Special Meeting during ordinary business hours at our principal executive offices located at 6800 Koll Center Parkway, Pleasanton, CA 94566. Any stockholder who wishes to inspect the stockholder list for any purpose germane to the Special Meeting during such time period may call our Investor Relations department at 1 (415) 651-3172 to schedule an appointment.
To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 1:00 pm Pacific Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin shortly before the Special Meeting on December 16, 2025.
What is a stockholder of record?
A stockholder of record or registered stockholder is a stockholder whose ownership of Movano stock is reflected directly on the books and records of our transfer agent, Pacific Stock Transfer Company. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. As described below, if you are not a stockholder of record, you will not be able to attend the Special Meeting via remote communication and vote your shares unless you have a legal proxy from the stockholder of record authorizing you to vote your shares.
How do I vote my shares without attending the Special Meeting?
We recommend that stockholders vote by proxy even if they plan to attend and vote at the Special Meeting. If you are a stockholder of record as of the record date for the Special Meeting, there are three ways to vote by proxy:
•	By telephone. You can vote by calling 1-800-690-6903 with the control number included on your proxy card.
•	By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on your proxy card.
•	By mail. You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on December 15, 2025.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Special Meeting?
We will be hosting the Special Meeting live via remote communication. Any stockholder of record as of the record date for the Special Meeting can attend the Special Meeting via remote communication at www.virtualshareholdermeeting.com/MOVE2025SM. If you were a stockholder as of the record date for the Special Meeting, or you hold a valid proxy for the Special Meeting from a stockholder of record as of such record date, you can attend and vote at the Special Meeting. A summary of the information you need to attend the Special Meeting is provided below:
•	Instructions on how to attend, vote, and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MOVE2025SM.
•	Assistance with questions regarding how to attend, vote, and participate via the Internet will be provided at www.virtualshareholdermeeting.com/MOVE2025SM on the day of the Special Meeting.
•	Webcast starts at 1:00 pm Pacific Time.
•	You will need your 16-Digit Control Number to attend, vote, and participate at the Special Meeting.
•	Stockholders may submit questions while attending the Special Meeting. Stockholders may also submit questions in advance of the Special Meeting via email at the following email address: ir@movano.com.
•	Webcast replay of the Special Meeting will be available until December 16, 2026.
To attend, vote, and participate in the Special Meeting, you will need the 16-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
How can I change or revoke my vote?
If you are a stockholder of record as of the record date for the Special Meeting, you may change or revoke your proxy any time before it is voted at the Special Meeting by:
•	timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or internet voting system;
•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or
•	voting during the Special Meeting.
If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.
What happens if I do not give specific voting instructions?
Stockholders of record. If you are a stockholder of record as of the record date for the Special Meeting and you submit your proxy or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.
If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
What is the quorum for the Special Meeting?
The presence in person or by proxy of the holders representing not less than one-third in voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote at the Special Meeting shall be necessary and sufficient to constitute a quorum entitled to vote is necessary for the transaction of business at the Special Meeting. This is called a quorum.
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
•
Proposal 1: ChEF Share Issuance Proposal. The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of more than 20% of our issued and outstanding common stock pursuant to the Purchase Agreement requires that the votes cast for the proposal exceed the votes cast against the proposal.

•
Proposal 2: COI Amendment Proposal. The approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 shares to 2,500,000,000 shares (and correspondingly increasing the total number of authorized shares of all capital stock of the Company) requires that the votes cast for the proposal exceed the votes cast against the proposal.

•
Proposal 3: Incentive Plan Proposal. The approval of an amendment to our 2019 Incentive Plan increasing the number of shares reserved for issuance thereunder by 500,000 shares requires by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

•
Proposal 4: Adjournment Proposal. The approval of adjournments or postponements of the Special Meeting or to transact such other business as may be properly brought before the Special Meeting requires the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

Which ballot measures are considered “routine” or “non-routine”?
The ChEF Shares Issuance Proposal (“Proposal 1”), the Incentive Plan Proposal (“Proposal 3”), and the Adjournment Proposal (“Proposal 4”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.
The COI Amendment Proposal (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, so we do not expect there will be any broker non-votes with respect to Proposal 2.
How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. Broker non-votes are not expected to occur with respect to Proposal 2.
Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Special Meeting, but will not be considered as a vote cast. Therefore, abstentions will have no effect on Proposals 1 or 2 and will have the effect of votes against Proposal 3 and 4.
Who pays for solicitation of proxies?
The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.
Where can I find the voting results of the Special Meeting?
We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our voting stock as of November 15, 2025 by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;
•	each executive officer included in the Summary Compensation Table below;
•	each of our directors; and
•	all executive officers and directors as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Movano Inc. at 6800 Koll Center Parkway, Pleasanton, California 94566. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of an option or warrant) within 60 days after November 15, 2025 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock as of November 15, 2025 is based upon 834,857 shares outstanding on that date.

Name and Address of Beneficial Owner	Shares of Common Stock	Shares Underlying Options and Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Rubén Caballero	[ ]	[ ]	[ ]	[ ]
J. Cogan(1)	[ ]	[ ]	[ ]	[ ]
Brian Cullinan	[ ]	[ ]	[ ]	[ ]
Emily Wang Fairbairn(2)	[ ]	[ ]	[ ]	[ ]
Michael Leabman	[ ]	[ ]	[ ]	[ ]
John Mastrototaro	[ ]	[ ]	[ ]	[ ]
Shaheen Wirk	[ ]	[ ]	[ ]	[ ]

Directors and Executive Officers as a group (7 persons)	[ ]	[ ]	[ ]	[ ]
Five Percent Stockholders
Malcolm Fairbairn(3)	[ ]	—	[ ]	[ ]
Leabman Holdings, LLC(4)	[ ]	[ ]	[ ]	[ ]
Peter Appel(5)	[ ]	[ ]	[ ]	[ ]

•	Less than one percent.
(1)
[ ] shares of common stock and [ ] warrants to purchase one share of common stock are held by the Cogan/Goldberg Living Trust, the Jesse Gabriel Goldberg Cogan Irrevocable Trust and Maya Brooke Cogan Irrevocable Trust. J. Cogan is a trustee of each of these trusts as a result of which he has voting and dispositive power over such securities. Mr. Cogan disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(2)
[ ] shares of common stock are held by Valley High Partners, LP and [ ] shares of common stock are held by the Malcolm P. Fairbairn and Emily T. Fairbairn Charitable Remainder Unitrust (the “Charitable Trust”). In addition, the Charitable Trust holds warrants to purchase [ ] shares of common which are not exercisable within 60 days of November 15, 2025. Emily Fairbairn and Malcolm Fairbairn are trustees of the Charitable Trust and share voting and dispositive power over the shares held by the Charitable Trust. Ms. Fairbairn disclaims any beneficial ownership of such shares except to the extent of her pecuniary interests therein.

(3)
[ ] shares of common stock are held by Valley High Partners, LP and [ ] shares of common stock are held by the Charitable Trust. In addition, the Charitable Trust holds warrants to purchase [ ] shares of common which are not exercisable within 60 days of November 15, 2025. Emily Fairbairn and Malcolm Fairbairn are trustees of the Charitable Trust and share voting and dispositive power over the shares held by the Charitable Trust. Mr. Fairbairn disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(4)
The address of Leabman Holdings LLC is 8010 E. Cedar Avenue, Denver, Colorado 80230. DvineWave Irrevocable Trust dated December 12, 2012 (“DvineWave”) is the sole member and manager of Leabman Holdings. Gregory Tamkin and Dorsey & Whitney Trust Company, LLC are the co-trustees of DvineWave and share voting and dispositive power with respect to all securities held by Leabman Holdings. This information is based solely on a Schedule 13G filed jointly with the SEC on April 9, 2024 by Gregory Tamkin, DvineWave and Dorsey & Whitney Trust Company, LLC.

(5)
In addition, Mr. Appel holds warrants to purchase [ ] shares of common which are not exercisable within 60 days of November 15, 2025. The address of Mr. Appel is 3505 Main Lodge Drive, Coconut Grove, FL 33133. This information is based solely on a Schedule 13G filed with the SEC on April 10, 2024.

PROPOSAL 1— THE ChEF SHARE ISSUANCE PROPOSAL
On November 6, 2025, we entered into the Purchase Agreement and a registration rights agreement (the “ChEF Registration Rights Agreement”), each with Chardan related to a “ChEF,” Chardan’s committed equity facility (the “Facility”). Additionally, as previously disclosed, on November 6, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thor Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), Corvex, Inc. (“Corvex”), a Delaware corporation, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Corvex (the “Merger”), with Corvex continuing as a wholly owned subsidiary of ours and the surviving company of the Merger. Consummation of the Merger (the “Closing”) is subject to certain closing conditions, including approval by our stockholders. We expect to hold a separate special meeting of our stockholders in order to obtain the stockholder approvals necessary to complete the Merger and related matters. Movano expects to use any proceeds under the Equity Facility for general corporate purposes, subject to prior written consent by Corvex prior to the Closing.
Pursuant to the Purchase Agreement, we have the right from time to time to sell to Chardan up to the lesser of (i) $1,000,000,000 in aggregate gross purchase price of newly issued shares of our common stock, and (ii) the Exchange Cap (as defined below), subject to certain conditions and limitations set forth in the Purchase Agreement. We are under no obligation to sell any securities to Chardan under the Purchase Agreement.
While there are distinct differences, the Facility is structured similarly to a traditional “at-the-market” equity facility, insofar as it allows us to raise primary equity capital on a periodic basis outside the context of a traditional underwritten follow-on offering. From and after the Commencement (as defined below), sales of our common stock to Chardan under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time, subject to prior written consent by Corvex prior to the Closing and will depend on a variety of factors including, among other things, market conditions, the trading price of our common stock and determinations by us regarding the use of proceeds of such common stock. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the shares of our common stock are sold to Chardan. If and when we become eligible for use of a Registration Statement on Form S-3 without limitations on the amount of securities that may be sold under such Registration Statement on Form S-3 pursuant General Instruction I.B.6., we and Chardan agreed to use our respective reasonable best efforts to enter into an equity distribution or sales agreement providing for “at-the-market” sales of our common stock through Chardan (or its designee) on customary terms.
Upon the satisfaction of the conditions to Chardan’s purchase obligation set forth in the Purchase Agreement (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”), including that a registration statement registering the resale by Chardan of shares of our common stock issued to it by Movano under the Purchase Agreement (the “Initial Resale Registration Statement”) under the Securities Act, which we agreed to file with the SEC pursuant to the ChEF Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we will have the right, but not the obligation, from time to time over the 36-month period from and after the Commencement Date, subject to prior written consent of Corvex prior to the Closing, to direct Chardan to purchase up to an amount of shares of our common stock (the “VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the Purchase Agreement (each, a “VWAP Purchase”) by delivering a written notice (a “VWAP Purchase Notice”) to Chardan after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time on any trading day (the “Purchase Date”), so long as all shares of our common stock subject to all prior VWAP Purchases and Intraday VWAP Purchases (as defined below) theretofore required to have been received by Chardan have been received by Chardan in accordance with the Purchase Agreement and certain other conditions have been satisfied. The purchase price of the shares of our common stock that we elect to sell to Chardan pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our common stock (“VWAP”) during the applicable Purchase Date on which we have timely delivered a VWAP Purchase Notice (and/or Intraday VWAP Purchase Notice or Off-Hour Sale Notice (each as defined below), as applicable), less (a) if our public float remains equal to less than 5,000,000 shares, a 5.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 10.0% discount to VWAP for a Off-Hour VWAP Purchase, (b) if our public float is equal to at least 5,000,000 shares but is less than 100,000,000 shares, a 3.0% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 6.0% discount to VWAP for a Off-Hour VWAP Purchase, or (c) our public float is equal to at least 100,000,000 shares, a 2.5% discount to VWAP for a VWAP Purchase or Intraday VWAP Purchase or a 5.0% discount to VWAP for a Off-Hour VWAP Purchase.

In addition to the regular VWAP Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, from time to time, and subject to prior written consent of Corvex prior to the closing of the Merger, over the 36-month period from and after the Commencement Date, to offer to Chardan the right to or, in certain circumstances, to direct Chardan, to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase is effected, up to an amount of shares of our common stock (the “Intraday VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Intraday VWAP Purchase”), by delivering a written notice (each, an “Intraday VWAP Purchase Notice”) to Chardan prior to 3:00 p.m., New York City time, on such Purchase Date.
In addition to the regular VWAP Purchases and Intraday VWAP Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, from time to time, subject to prior written consent of Corvex prior to the closing of the Merger, over the 36-month period from and after the ChEF Effective Date, to offer to Chardan the right to or, in certain circumstances, to direct Chardan, to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase or Intraday VWAP Purchase is effected, up to an amount of shares of our common stock (the “Off-Hour VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Off-Hour VWAP Purchase”), by delivering a written notice (each, an “Off-Hour Sale Notice”) to Chardan between 4:00 p.m., New York City Time, and 8:00 p.m., New York City Time or between 5:00 a.m., New York City Time, and 8:00 a.m., New York City time, on such Purchase Date.
The Purchase Agreement provides that the number of shares of our common stock issuable pursuant to any VWAP Purchase Notice (and, if applicable, the number of shares of our common stock issuable pursuant to any Intraday VWAP Purchase Notice or Off-Hour Sale Notice delivered on the same Purchase Date that such VWAP Purchase Notice is delivered) shall not, without Chardan’s express written agreement exceed the lesser of: (i) the number of shares of our common stock which, when aggregated with all other shares of our common stock then beneficially owned by Chardan and its affiliates, would exceed the Beneficial Ownership Limitation (as defined below), (ii) the number of shares of our common stock which would cause the total aggregate purchase price to be paid by Chardan in any VWAP Purchase together with, if applicable, all Intraday VWAP Purchases and Off-Hour VWAP Purchases, made on one Purchase Date, to exceed $5.0 million, (iii) the number of shares of our common stock that equals 20% of the total number (or volume) of shares of our common stock traded on the Nasdaq Capital Market (“Nasdaq”) (or a successor Principal Market (as defined in the Purchase Agreement)) during the applicable purchase period on such Purchase Date, and (iv) the VWAP Purchase Share Amount (for a VWAP Purchase) or the Intraday VWAP Purchase Share Amount (for an Intraday VWAP Purchase) or Off-Hour VWAP Purchase Share Amount (for an Off-Hour VWAP Purchase).
Under the applicable rules and regulations of Nasdaq, in no event may we issue to Chardan under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless our stockholders have approved the issuance of our common stock pursuant to the Purchase Agreement in excess of the Exchange Cap in accordance with the applicable rules and regulations of Nasdaq or such approval is not required in accordance with the applicable rules and regulations of Nasdaq or otherwise because the average price of all applicable sales of our common stock to Chardan pursuant to the Purchase Agreement equals or exceeds $5.30 per share, which represents the “Nasdaq Minimum Price” as of the date of the execution of the Purchase Agreement. The Exchange Cap is not applicable to issuances and sales of our common stock pursuant to VWAP Purchases, Intraday VWAP Purchases and Off-Hour VWAP Purchases that we may effect pursuant to the Purchase Agreement to the extent such shares of our common stock are sold in such VWAP Purchases, Off-Hour VWAP Purchases or Intraday VWAP Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in Nasdaq Listing Rule 5635(d)) of our common stock, calculated at the time such VWAP Purchases, Off-Hour VWAP Purchases or Intraday VWAP Purchases (as applicable) are effected by us under the Purchase Agreement, if any, as adjusted as necessary for compliance with the rules of Nasdaq to take into account certain legal fees and expenses payable and/or reimbursable by us to Chardan. Moreover, we may not issue or sell any shares of our common stock to Chardan under the Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by Chardan and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in Chardan beneficially owning more than 4.99% of the outstanding shares of our common stock (the “Beneficial Ownership Limitation”).
There are no restrictions on future financings, and no rights of first refusal, participation rights, penalties, or liquidated damages in the Purchase Agreement or ChEF Registration Rights Agreement, as applicable, other than a prohibition on entering (with certain limited exceptions) into a Specified Transaction (as defined in the Purchase Agreement), as further described in the Purchase Agreement. At no time prior to the date of the Purchase Agreement has Chardan engaged in or effected, in any manner whatsoever, directly or indirectly for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (ii) hedging transaction, which establishes a net short position with respect to our common stock that remains in effect as of the date of the Purchase Agreement.
Each of the Purchase Agreement and the ChEF Registration Rights Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.
The Purchase Agreement will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the ChEF Effective Date of the Initial Resale Registration Statement (such term being subject to extension by the parties to the Purchase Agreement), (ii) the date on which Chardan shall have purchased $1,000,000,000 of shares of our common stock pursuant to the Purchase Agreement, (iii) the date on which our common stock shall have failed to be listed or quoted on Nasdaq or a successor Principal Market, and (iv) the commencement of certain bankruptcy proceedings or similar transactions with respect to us or all or substantially all of its property.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon at least forty five (45) trading days’ prior written notice to Chardan. Chardan also has the right to terminate the Purchase Agreement upon thirty (30) trading days’ prior written notice to us, but only upon the occurrence of certain customary events as listed in the Purchase Agreement. Neither we nor Chardan may assign or transfer its rights and obligations under the Purchase Agreement or the ChEF Registration Rights Agreement.
We will also reimburse Chardan up to $95,000 for fees and disbursements of Chardan’s legal counsel in connection with the entry into the transaction documents and the review of the Initial Resale Registration Statement and additional fees and disbursements of Chardan’s legal counsel not to exceed (i) $25,000 for each fiscal quarter prior to the second fiscal quarter following the closing of the Merger and (ii) $20,000 for each fiscal quarter beginning with the second fiscal quarter following the closing of the merger, in connection with Chardan’s ongoing due diligence and review of any registration statements and deliverables pursuant to the Purchase Agreement.
Reasons for Requesting Stockholder Approval
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. Currently, the Exchange Cap restricts us from issuing more than 166,887 shares under the Facility at a price per share less than $5.30. Therefore, we are seeking stockholder approval under this proposal to remove the Exchange Cap from the Facility and issue more than 20% of our outstanding shares of common stock to comply with Nasdaq listing requirements. As of the date hereof, we have not made any sales under the Facility.
Reasons for Transaction and Potential Effects of Approval of this Proposal
Upon obtaining the stockholder approval requested in this ChEF Share Issuance Proposal, we would be able to issue shares of common stock to Chardan in excess of the original Exchange Cap under the Purchase

Agreement at a price less than the Minimum Price. Our Board has determined that the Purchase Agreement with Chardan is in the best interests of the Company and our stockholders because the continuous right to require Chardan to purchase our shares at a market-based price provides us with a potential source of capital and the ability to access that capital when and as needed.
The issuance of the shares of common stock to Chardan pursuant to the Purchase Agreement will not affect the rights of holders of outstanding shares of common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.
The issuance of common stock to Chardan pursuant to the Purchase Agreement may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance and sale of these shares could cause the market price of our common stock to decline or result in greater price volatility.
Potential Effects of Non-Approval of this Proposal
If the stockholders do not approve the ChEF Share Issuance Proposal, we will be unable to issue shares of common stock to Chardan pursuant to the Purchase Agreement in excess of the Exchange Cap (166,887 shares) if sold at a price less than the Minimum Price.
Vote Required for Approval
The approval of the ChEF Share Issuance Proposal requires the votes cast for the ChEF Share Issuance Proposal to exceed the votes cast against the ChEF Share Issuance Proposal.
Board Recommendation
The Board unanimously recommends that the stockholders vote “FOR” the approval of the ChEF Share Issuance Proposal.

PROPOSAL 2—THE COI AMENDMENT PROPOSAL
The Board is seeking stockholder approval of an amendment to the Certificate of Incorporation, to increase the number of authorized shares of common stock from 500,000,000 to 2,500,000,00 shares (and to correspondingly increase the total number of authorized shares of all capital stock of the Company). The proposed Certificate of Amendment to the Certificate of Incorporation effecting such increase (referred to in this COI Amendment Proposal as the “Certificate of Amendment”) is attached hereto as Appendix A.
Reasons for the Increase in Authorized Shares
The Company’s stockholders previously approved a certificate of amendment to increase the authorized shares at the 2025 annual meeting of stockholders. The Board considered and decided to not move forward with finalizing the increase to authorized shares following such approval. Following such decision, the Board has determined that this proposed increase in authorized shares will provide the Company with greater flexibility to issue additional shares of common stock, as needed, in connection with future financings, strategic acquisitions, equity compensation, conversions of existing securities, or other general corporate purposes, without the need for further stockholder approval (except as required by law or Nasdaq rules).
We do not currently have any definitive agreements to issue any of the proposed additional authorized shares of common stock that will become available for issuance if this Proposal 2 is approved by our stockholders and the Certificate of Amendment is effected. However, we are at all times investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our stockholders. We are and will opportunistically consider raising funds in the future based on market conditions and our business objectives and needs. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and financing opportunities that become available to us. Except as otherwise required by law or by regulation, the newly authorized shares of common stock will be available for issuance at the discretion of the Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the Certificate of Amendment by our stockholders and the filing of the Certificate of Amendment in the office of the Secretary of State of the State of Delaware would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders, any future issuance of additional shares of our C common stock authorized by the Certificate of Amendment may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional authorized shares are issued.
The Board believes that the proposed increase in authorized common stock (and corresponding increase in all authorized capital stock) is in the best interests of the Company and its stockholders and will better position the Company to pursue its business objectives, attract strategic capital, and respond to market opportunities in a timely and efficient manner.
Risks of Not Approving This Proposal
If the stockholders do not approve this Proposal 2, we will continue to have 500,000,000 authorized shares of common stock. This could adversely impact our strategic flexibility to pursue future financings, strategic acquisitions, equity compensation, conversions of existing securities, or other opportunities in which shares of our common stock could be issued that our Board may determine would otherwise be in the best interest of the Company and our stockholders.
Implementation of the Authorized Share Increase
Following stockholder approval of this COI Amendment Proposal, the authorized share increase would be implemented by our filing of the Certificate of Amendment in the office of the Secretary of State of the State of Delaware. However, at any time after stockholder approval of this COI Amendment Proposal and prior to the effectiveness of the filing of the Certificate of Amendment in the office of the Secretary of State of the State of Delaware, the Board reserves the right to abandon and not file the Certificate of Amendment, if the Board, in its discretion, determines that the Certificate of Amendment is no longer advisable and in the best interests of the Company or its stockholders.
Vote Required for Approval
The approval of the COI Amendment Proposal requires the votes cast for the COI Amendment Proposal to exceed the votes cast against the COI Amendment Proposal.

Board Recommendation
The Board unanimously recommends that the stockholders vote “FOR” the approval of the COI Amendment Proposal.

PROPOSAL 4—THE INCENTIVE PLAN PROPOSAL
General
Our 2019 Incentive Plan was approved by our Board on February 10, 2021, our stockholders on February 24, 2021, and became effective upon the closing of our initial public offering. On June 21, 2022, the stockholders of the Company approved Amendment No. 1 to the 2019 Incentive Plan and on July 9, 2024, the stockholders of the Company approved Amendment No. 2 to the 2019 Incentive Plan. As of November 5, 2025, no shares remained available for issuance under the 2019 Incentive Plan. Our Board has determined that additional shares will be required to meet the Company equity compensation requirements on a going forward basis.
On November 10, 2025, our Board approved and adopted Amendment No. 3 of the 2019 Incentive Plan, described in this Incentive Plan Proposal, subject to stockholder approval. If approved by our stockholders, the Incentive Plan Amendment will increase the number of shares available for issuance under the 2019 Incentive Plan by 500,000 shares.
A copy of the Incentive Plan Amendment is attached as Appendix B to this Proxy Statement. The material terms of the 2019 Incentive Plan, assuming the approval of the Incentive Plan Amendment, are summarized below under the heading “Material Features of the 2019 Incentive Plan.” This summary of the 2019 Incentive Plan is not intended to be a complete description of the 2019 Incentive Plan and is qualified in its entirety by the actual text of the 2019 Incentive Plan, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 17, 2021 and declared effective on March 22, 2021, as amended by Amendment No. 1 to the 2019 Incentive Plan, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 22, 2022 and Amendment No. 2 to the 2019 Incentive Plan, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 10, 2024.
Reasons for the Amendment
The purpose of the Incentive Plan Amendment is to allow the Company to permit the exercise of discounted stock options that were issued to employees and members of the Board as described below. Beginning in May 2025, due to the Company’s very limited resources and inability to raise capital, Company employees and members of the Board agreed to accept restricted stock units (“RSUs”) in lieu of cash compensation. The initial grant of RSUs for employees covered the period from May 1, 2025 to June 30, 2025 and the initial grant of RSUs for members of the Board covered the period from November 1, 2024 to June 30, 2025. Employees and members of the Board subsequently agreed to accept RSUs in lieu of cash for the third and fourth quarters of 2025. Because shares available under the 2019 Incentive Plan were insufficient to cover all of these awards, in November 2025 the Company entered into agreements with employees and members of the Board pursuant to which they agreed to accept discounted stock options with an equivalent dollar value, the exercisability of which was conditioned upon shareholder approval of the Incentive Plan Proposal. In November 2025, in light of the fact that the Company had not issued annual equity awards to employees since May 2024 and in recognition of extraordinary efforts that resulted in the Company’s entry into the Agreement and Plan of Merger with Corvex, Inc. announced by the Company on November 10, 2025, the Board approved the grant of additional one-time discounted stock options to employees and members of the Board, the exercisability of which was conditioned upon shareholder approval of the Incentive Plan Proposal. The Incentive Plan Amendment will increase the number of shares available for issuance under the 2019 Incentive Plan by 500,000 shares.
Vote Required for Approval
The affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon is required to approve the Incentive Plan Amendment.
Board Recommendation
The Board unanimously recommends that the stockholders vote “FOR” the approval of the Incentive Plan Proposal.
Material Features of the 2019 Incentive Plan
Administration of the Plan
Our Board has such powers and authorities related to the administration of the 2019 Incentive Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the

2019 Incentive Plan is administered by our Compensation Committee (the “Administrator”). The Administrator has the full and final power and authority, subject to the other terms and conditions of the 2019 Incentive Plan, to: construe and interpret the 2019 Incentive Plan and apply its provisions; designate grantees; determine the type or types of awards to be made to grantees and the applicable grant date; determine the number of shares to be subject to an award; establish the terms and conditions of each award (including the option price of any option, the SAR (as defined below) exercise price of any SAR; establish the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an award or the shares subject thereto and any terms or conditions that may be necessary to qualify options as incentive stock options); prescribe the form of each award agreement; amend, modify or supplement the terms and conditions of any outstanding award including the authority, in order to effectuate the purposes of the 2019 Incentive Plan, to modify awards to foreign nationals or individuals who are employed outside the U.S. to recognize differences in local law, tax policy or custom; promulgate, amend, and rescind rules and regulations relating to the administration of the 2019 Incentive Plan; and to modify the option price or SAR exercise price of any outstanding option or SAR, provided that if the modification effects a repricing, stockholder approval shall not be required before the repricing is effective.
Type of Awards
The following types of awards are available for grant under the 2019 Incentive Plan: incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), cash- or stock-based performance awards and other stock-based awards.
Number of Authorized Shares
If stockholders approve the Incentive Plan Amendment, subject to adjustment (in connection with certain changes in capitalization), the total number of shares of our common stock that will be reserved for issuance under the 2019 Incentive Plan will be 656,000, all of which will be available for issuance under ISOs. As of November 6, 2025, the closing price of our common stock on The Nasdaq Capital Market was $5.30.
Non-Employee Director Award Limits
The maximum value of awards under the 2019 Incentive Plan granted during any calendar year to any non-employee director, taken together with any cash fees paid to the director during the calendar year and the value of awards granted to the director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed $500,000 in total value (calculating the value of any equity compensation plan awards based on the grant date fair value for financial reporting purposes), except that awards granted to directors upon their initial election to our Board or the board of directors of an affiliate will not be counted towards these limits.
Share Counting
If any award under the 2019 Incentive Plan expires, or is terminated, surrendered or forfeited, in whole or in part, or the shares are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligations, the unissued shares covered by such award will again be available for the grant of awards under the 2019 Incentive Plan. If shares issued pursuant to the 2019 Incentive Plan are repurchased by or are surrendered or forfeited to the Company at no more than cost, such shares will again be available for the grant of awards under the 2019 Incentive Plan. In addition, any substitute award will not be counted against the number of shares reserved under the 2019 Incentive Plan.
Eligibility and Participation
Eligibility to participate in the 2019 Incentive Plan is limited to such employees, officers, non-employee Directors, or consultants of the Company, or of any affiliate, as the Administrator may determine and designate from time to time. As of November 5, 2025, approximately sixteen non-executive officer employees, three executive officers, four non-employee directors and three consultants would have been eligible to receive awards under the 2019 Incentive Plan.
Stock Options and SARs
Grants of Stock Options and SARs. The Administrator may award ISOs, NSOs and SARs to grantees under the 2019 Incentive Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.

Exercise Price of Stock Options and SARs. Except as otherwise determined by the Board, the exercise price per share of a stock option will be at least 100% of the fair market value per share underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share on the date of exercise over (2) the SAR Exercise Price as determined by the Administrator. The SAR Exercise Price will be fixed at the fair market value of a share on the grant date. SARs granted in tandem with an outstanding stock option following the grant date of such option will have a grant price that is equal to the option’s exercise price, except that the SAR’s grant price may not be less than the fair market value of a share on the grant date of the SAR.
Vesting of Stock Options and SARs. The Administrator will determine the terms and conditions (including any performance requirements) under which a stock option or SAR will become exercisable and will include such information in the award agreement.
Special Limitations on ISOs. In the case of a grant of a stock option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of all classes of our outstanding shares (a “10% Stockholder”), the exercise price of the stock option will not be less than 110% of the fair market value of a share on the grant date. Additionally, a stock option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent such stock option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the stock option is granted) of the shares with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the 2019 Incentive Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.
Exercise of Stock Options and SARs. A stock option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price plus the amount of any taxes that we may be required to withhold. The Administrator has the discretion to determine the method or methods by which a SAR may be exercised.
Expiration of Stock Options and SARs. Stock options and SARs will expire at such times as the Administrator determines. However, no stock option may be exercised more than 10 years from the grant date, or in the case of an ISO held by a 10% Stockholder, more than five years from the grant date.
Restricted Stock and RSUs
Restricted Stock. At the time a grant of restricted stock is made, the Administrator may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Unless the Administrator otherwise provides in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock.
The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares represented by such restricted stock or (2) the price, if any, specified in the award agreement relating to such restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.
RSUs. An RSU is a bookkeeping entry representing the right of a grantee to receive a specified number of shares upon the satisfaction of specified award conditions. At the time a grant of RSUs is made, the Administrator may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. RSUs will not confer stockholder rights to grantees. The Administrator may provide that the holder of RSUs will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional RSUs.
Other Stock-Based Awards
The Administrator may grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of such other stock-based awards will be set forth in the applicable award agreements.

Change in Control.
Subject to the requirements and limitations of Code Section 409A, the Administrator may provide for any one or more of the following in connection with a Change in Control (as defined in the 2019 Incentive Plan):
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The Administrator may provide in any award agreement or, in the event of a Change in Control, may take such actions as it deems appropriate, to provide for the acceleration of the exercisability, vesting and/or settlement in connection with the Change in Control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the grantee’s service prior to, upon or following the Change in Control, to such extent as the Administrator may determine.

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In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation, or other business entity or parent thereof (the “Acquiror”), may, without the consent of any grantee, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. The Administrator may determine that an award denominated in shares is deemed assumed if, following the Change in Control, the award confers the right to receive, subject to the terms and conditions of the 2019 Incentive Plan and the applicable award agreement, for each share subject to the award immediately prior to the Change in Control, the consideration to which a holder of a share on the date of the Change in Control was entitled, but if such consideration is not solely common stock of the Acquiror, the Administrator may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the award, for each share subject to the award, to consist solely of common stock of the Acquiror equal in fair market value to the per share consideration received by holders of stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of stock pursuant to the Change in Control on a contingent or delayed basis, the Administrator may determine the fair market value per share as of the time of the Change in Control on the basis of the Administrator’s good faith estimate of the present value of the probable future payment of such consideration. Any award or portion thereof that is neither assumed nor continued by the Acquiror in connection with the Change in Control, nor exercised or settled as of the Change in Control, will terminate and cease to be outstanding upon the Change in Control.

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The Administrator may, without the consent of any grantee, determine that upon the occurrence of a Change in Control each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Administrator) subject to the canceled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share, if any, under the award. If any portion of such consideration may be received by holders of stock pursuant to the Change in Control on a contingent or delayed basis, the Administrator may determine such fair market value per share as of the time of the Change in Control on the basis of the Administrator’s good faith estimate of the present value of the probable future payment of such consideration and, if such determination is made by the Administrator, the amount of such payment (reduced by applicable withholding taxes, if any) will be paid to grantees in respect of the vested portions of their canceled awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.

Deferral Arrangements
The Administrator may permit or require the deferral of any award payment into a deferred compensation arrangement.
Nontransferability of Awards
Generally, during the lifetime of a grantee, only the grantee may exercise rights under the 2019 Incentive Plan and no award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, a grantee may transfer, not for value, all or part of an award (other than an ISO) to certain family members (including trusts and foundations for the benefit thereof).
Separation from Service
The Administrator may provide in the applicable award agreements for actions that will be taken upon a grantee’s separation from service from the Company, including but not limited to, accelerated vesting or termination of awards.
Tax Withholding and Tax Offset Payments
We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares upon the exercise of a stock option or pursuant to an award.
Term of Plan
The authority to make grants under the 2019 Incentive Plan is scheduled to terminate on March 25, 2031.
Amendment and Termination
The Administrator may, at any time and from time to time, amend, suspend or terminate the 2019 Incentive Plan as to any shares as to which awards have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by our Administrator, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the 2019 Incentive Plan. No amendment, suspension or termination of the 2019 Incentive Plan may, without the consent of the grantee, impair rights or obligations under any award previously awarded under the 2019 Incentive Plan.
Clawback Policy
Further, all awards, amounts or benefits received or outstanding under the 2019 Incentive Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time, including the Company’s Incentive-Based Compensation Recovery Policy. A grantee’s acceptance of an award will be deemed to constitute the grantee’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the grantee, whether adopted prior to or following the grant date of the award, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the grantee’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
Federal Income Tax Consequences
The following contains only a general discussion of the potential United States federal income tax consequences to grantees and the Company under the 2019 Incentive Plan as of the date of this proposal. State or local tax rules, and tax rules applicable in jurisdictions outside the United Sates, are not discussed. The federal income tax consequences relating to the 2019 Incentive Plan are complex and are subject to change.
NSOs and SARs. No taxable income is reportable when a NSO or SAR is granted. Upon exercise, the grantee will have ordinary income equal to the fair market value of the underlying shares on the exercise date minus the exercise price. Any gain or loss upon the disposition of the shares received upon exercise will be capital gain or loss to the grantee (which can be short- or long-term gains or losses depending on how long the shares are held before sale).
ISOs. No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the grantee exercises the ISO and then sells the underlying shares more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the grantee exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Restricted Stock and RSUs. A grantee of restricted stock or RSUs will not have taxable income upon the grant unless, in the case of restricted stock, the grantee elects to be taxed at that time. Instead, the grantee will have ordinary income at the time of vesting and/or settlement equal to the fair market value on the vesting and/or settlement date of the shares (or cash) received minus any amount paid for the shares.
Cash- and Stock-Based Performance Awards and Other Stock-Based Awards. Typically, a grantee will not have taxable income upon the grant of cash or stock-based performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any shares received will constitute ordinary income to the grantee.
Tax Effect for the Company. We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the 2019 Incentive Plan (for example, upon the exercise of an NSO), except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.
New Plan Benefits
If Incentive Plan Amendment is adopted, there will be additional shares available under the 2019 Incentive Plan for awards to officers, employees and non-employee directors. Except as described below, the benefits to be received by grantees in the normal course under the 2019 Incentive Plan cannot be determined at this time because grants under the 2019 Incentive Plan are made at the discretion of the Board.
The contingent stock options detailed in the table below were granted on November 5, 2025, subject to stockholder approval of the Incentive Plan Amendment. The contingent stock options have an exercise price of $1.25, an expiration date of December 31, 2025 and were fully vested on grant, but are not exercisable until stockholder approval of the Incentive Plan Amendment. If our stockholders do not approve the Incentive Plan Amendment, the contingent stock options will not be exercisable. In no event may the contingent stock options be exercised prior to stockholder approval of the Incentive Plan Amendment.

Name and Position	Number of Shares Subject to Contingent Stock Options
John Mastrototaro President and Chief Executive Officer	77,834
J Cogan Chief Financial Officer	84,834
Michael Leabman Chief Technology Officer	42,250
All current executive officers as a group	204,918
All current directors who are not executive officers as a group	122,250
All employees who are not executive officers as a group	41,674

Equity Compensation Plan Information
The following table presents information on the Company’s equity compensation plans as of December 31, 2024. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options(a)	Weighted-Average Exercise Price of Outstanding Options(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities in Column (a))
Equity compensation plans approved by security holders	68,167	$210.10	4,755
Equity compensation plans not approved by security holders	3,972	$385.50	810
Total	72,139	$219.80	5,566

COMPENSATION AND OTHER INFORMATION CONCERNING
DIRECTORS AND OFFICERS
Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.
The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2024 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2024 (collectively, the “named executive officers”):
2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	TOTAL ($)
John Mastrototaro Chief Executive Officer	2024	361,042	268,876	—	16,351	646,269
	2023	315,000	263,509	—	16,351	594,860
Michael Leabman Chief Technology Officer	2024	347,500	268,876	—	—	616,376
	2023	315,000	105,404	—	—	420,404
J. Cogan Chief Financial Officer	2024	299,792	85,846	—	—	385,638
	2023	270,000	148,346	—	—	418,346

(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 12 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

(2)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Movano’s annual performance bonus plan.
(3)	The amounts shown in this column represent reimbursement for certain health benefit plan premiums.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information regarding equity awards held by the named executive officers as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
John Mastrototaro Chief Executive Officer	1,933	—		81.00	12/06/2030
	6,388	277(1)		489.00	2/09/2031
	693	206(2)		750.00	11/15/2031
	984	1,265(3)		193.50	3/20/2033
	7,584	—		70.50	5/15/2034
Michael Leabman Chief Technology Officer	3,600	—		57.00	11/18/2029
	393	506(2)		193.50	3/20/2033
	7,584	—		70.50	5/15/2034
J. Cogan Chief Financial Officer	533	—		300.00	12/06/2030
	343	99(4)		750.00	11/15/2031
	554	712(5)		193.50	3/20/2033
	2,421	—		70.50	5/15/2034

(1)	Represents the unvested portion of an option grant that vests in equal monthly installments of 138 shares each.
(2)	Represents the unvested portion of an option grant that vests in equal monthly installments of 18 shares each.
(3)	Represents the unvested portion of an option grant that vests in equal monthly installments of 46 shares each
(4)	Represents the unvested portion of an option grant that vests in equal monthly installments of 9 shares each.
(5)	Represents the unvested portion of an option grant that vests in equal monthly installments of 26 shares each.
Employment Agreements and Change of Control Arrangements
Employment Agreements
The following is a summary of the employment arrangements with our named executive officers.
Michael Leabman. The Company entered into an “at-will” amended and restated offer letter with no fixed term with Mr. Leabman, the Company’s Chief Technology Officer and a Director, effective November 29, 2019, which was amended pursuant to a first amendment dated February 10, 2021 (as amended, the “Leabman Offer Letter”). Under the Leabman Offer Letter: (1) Mr. Leabman received an initial base salary of $250,000, which was adjusted to $315,000 in January 2022 and adjusted to $375,000 in June 2024, and is eligible to receive target performance bonuses equal to 80% of base salary (or any other amount approved by the Board), and (2) Mr. Leabman was awarded stock options to acquire 540,000 shares of common stock, one fourth of which options vested on the November 18, 2020, and the balance of which such options vested in 36 equal monthly installments thereafter. The Leabman Offer Letter provides that (1) if Mr. Leabman is terminated by the Company other than for Cause he is entitled to receive cash severance in an amount equal to 12 months of base salary plus a pro-rated amount of his target bonus based on the number of days he is employed during the year of termination and (2) if there occurs a Change in Control (as defined in the Omnibus Incentive Plan) and in the period prior to and in connection with or in anticipation of such Change in Control and ending on the one-year anniversary of the consummation of such Change in Control, Mr. Leabman is terminated by the Company other than for Cause, 100% of any such options that remain unvested will immediately vest. “Cause” includes, among other items, Mr. Leabman’s conviction of a felony involving fraud, misappropriation, embezzlement or dishonesty in conjunction with his duties to Company or repeated willful failure to perform his job duties as defined by the Board or uncured material breach of the Leabman Offer Letter or Mr. Leabman’s confidential information and inventions assignment agreement with the Company. Mr. Leabman is also entitled to participate in the Company’s regular health insurance and other employee benefit plans established by the Company for its employees from time to time.

J. Cogan. The Company has entered into an offer letter with J. Cogan, the Company’s Chief Financial Officer on similar terms to the agreement entered with Michael Leabman. Pursuant to his offer letter Mr. Cogan (1) received an initial base salary of $250,000, which was adjusted to $270,000 in January 2022 and adjusted to $325,000 in June 2024, (2) is entitled to a target performance bonus equal to 60% of base salary (or any other amount approved by the Board) and (3) was awarded stock options to acquire 455,000 shares of common stock, one fourth of which options vested on the one year anniversary of the grant date, and the balance of which such options vested in 36 equal monthly installments thereafter. Mr. Cogan’s Offer Letter provides for severance in connection with an involuntary termination and the acceleration of his stock options in connection with a Change of Control on identical terms as those described in the description of Mr. Leabman’s offer letter above.
John Mastrototaro. The Company entered into an offer letter with John Mastrototaro, the Company’s President, CEO and Director on similar terms to the agreement entered with Michael Leabman. Pursuant to his offer letter Mr. Mastrototaro (1) received an initial base salary of $300,000, which was adjusted to $315,000 in January 2022 and adjusted to $400,000 in June 2024, (2) is entitled to a target performance bonus equal to 80% of base salary (or any other amount approved by the Board) and (3) was awarded stock options to acquire 1,000,000 shares of common stock, one fourth of which options vested on the one year anniversary of the grant date, and the balance of which such options vest in 36 equal monthly installments thereafter. Mr. Mastrototaro’s Offer Letter provides for severance in connection with an involuntary termination and the acceleration of his stock options in connection with a Change of Control on identical terms as those described in the description of Mr. Leabman’s offer letter above.
Director Compensation
Each of our non-employee directors other than Ms. Fairbairn received stock option grants upon their appointment to the Board and Ms. Fairbairn received an option grant in September 2020. The options granted are subject to vesting with 1/48th of the shares vesting for each month of continuous service. Pursuant to our non-employee director compensation policy our non-employee directors receive a $50,000 annual cash retainer plus the following additional annual cash fees: Chair of the Board, $25,000, Chair of the Audit Committee, $20,000 and Chair of the Compensation Committee, $10,000. Our non-employee director compensation policy provides that each director also receives options to purchase 1,000 shares of our common stock at the beginning of each year.
The following table sets forth information with respect to compensation earned by or awarded to each of our independent directors who served on the Board during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
Rubén Caballero	50,000	9,836	—	59,836
Brian Cullinan	80,000	9,836	—	89,836
Emily Wang Fairbairn	75,000	12,295	—	87,295
Nan Kirsten Forte	25,000	9,836	—	34,386
Shaheen Wirk	—	—	—	—

(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 9 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC. The following table shows the number of shares subject to outstanding option awards and unvested stock awards held by each non-employee director as of December 31, 2024:

Name	Shares Subject to Outstanding Stock Option Awards (#)	Unvested Shares of Restricted Stock
Rubén Caballero	4,000	—
Brian Cullinan	400	—
Emily Wang Fairbairn	466	—
Nan Kirsten Forte	—	—
Shaheen Wirk	—	—

PROPOSAL 4—THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting to a later date or dates if the chairman of the Special Meeting determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the ChEF Share Issuance Proposal, the COI Amendment Proposal, or the Incentive Plan Proposal, or to establish a quorum for the Special Meeting.
In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or establish a quorum.
Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.
Vote Required for Approval
The affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.
Board Recommendation
The Board unanimously recommends that the stockholders vote “FOR” the approval of the Adjournment Proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2025
The Proxy Statement is available at www.proxyvote.com.

Appendix A
CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MOVANO INC.
MOVANO INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the sentence of the first paragraph of the section entitled FOURTH thereof in its entirety and replacing the first paragraph of the section entitled FOURTH with the following:
“FOURTH: The total number of shares of stock that the Corporation shall have authority to issue shall be two-billion, five-hundred and five million shares, consisting of two-billion and five-hundred million shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and five million shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).”
2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, MOVANO INC. has caused this Certificate to be executed by its duly authorized officer on this    day of    2025.

By:
Name:	John Mastrototaro
Title:	Chief Executive Officer

A-1

Appendix B
Amendment No. 3 of the
Movano Inc. Amended and Restated
2019 Omnibus Incentive Plan
This Amendment No. 3 (“Amendment”), dated November 10, 2025, of the Amended and Restated 2019 Omnibus Incentive Plan (the “Existing Plan”; as amended by Amendment No. 1, dated April 15, 2022 and by Amendment No. 2, dated May 15, 2024, and as amended hereby, the “Plan”), of Movano Inc., a Delaware corporation (the “Company”), is made and adopted by the Company, subject to approval of the stockholders of the Company.
Statement of Purpose
The Existing Plan was adopted by the Company’s Board of Directors (the “Board”) on February 10, 2021, and approved by the stockholders of the Company on February 24, 2021. The Board amended the Existing Plan on April 15, 2022 and May 15, 2024, which amendments were approved by the stockholders of the Company on June 22, 2022 and July 9, 2024, respectively. The Board may amend the Existing Plan at any time, pursuant to and subject to Section 5.2 of the Existing Plan, contingent on approval by the stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law. The Board has determined that it is advisable and in the best interest of the Company to amend the Existing Plan to increase the number of shares of the Company’s common stock, par value $0.0001 per share, authorized for issuance under the Existing Plan by 500,000 shares, and to make the other changes to the Existing Plan described in this Amendment.
NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to approval by the stockholders of the Company:
1.	Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.
2.	Amendment of Section 4.1 of Existing Plan. Section 4.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:
4.1. Authorized Number of Shares Subject to adjustment under Section 14, the total number of Shares authorized to be awarded under the Plan is 656,000. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.
3.	Amendment of Section 4.3.1 of Existing Plan. Section 4.3.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:
4.3.1. Incentive Stock Options Subject to adjustment under Section 14, 656,000 shares shall be available for issuance as Incentive Stock Options under the Plan.
4.
Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
6.	Effective Date. This Amendment shall be effective this 10th day of November 2025, subject to the approval of the stockholders of the Company.
B-1

SCAN TO
VIEW MATERIALS & VOTE

MOVANO INC.
6800 KOLL CENTER PARKWAY
PLEASANTON, CA 94566
ATTN: SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MOVE2025SM**

You may attend and vote at the meeting and any adjournments or postponements thereof by means of remote communication. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81387-S25885

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOVANO INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V81388-S25885

MOVANO INC.
Special Meeting of Stockholders
December 16, 2025 1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Mastrototaro and Jeremy Cogan together, and each of them singly, proxies and attorneys-in-fact for the undersigned, with full power of substitution and re-substitution to represent and vote all shares of stock of Movano Inc. (the "Company") which the undersigned is entitled to vote, with all power and authority that the undersigned would possess if personally present, at the Special Meeting of Stockholders of Movano Inc. to be held solely by means of remote communication at www.virtualshareholdermeeting.com/MOVE2025SM on Tuesday, December 16, 2025, 1:00 PM Pacific Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement. The undersigned hereby revokes any previously submitted proxy with respect to the Special Meeting of Stockholders and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side